Exhibit 5.1

Sidley Austin LLP 787 Seventh Avenue New York, NY 10019 +1 212 839 5300 +1 212 839 5599 Fax

AMERICA • ASIA PACIFIC • EUROPE

February 20, 2026

PulteGroup, Inc.

3350 Peachtree Road NE, Suite 1500

Atlanta, Georgia 30326

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

We refer to the Registration Statement on Form S-3 (Registration No. 333-293234) (the “Registration Statement”) filed by PulteGroup, Inc., a Michigan corporation (the “Company”), and certain direct and indirect subsidiaries of the Company set forth in the Registration Statement (collectively, the “Subsidiary Guarantors”) with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), which Registration Statement became effective upon filing pursuant to Rule 462(e) under the Securities Act. Pursuant to the Registration Statement, the Company is issuing (i) $400,000,000 aggregate principal amount of the Company’s 4.250% Senior Notes due 2031 (the “2031 Senior Notes”) and (ii) $400,000,000 aggregate principal amount of the Company’s 4.900% Senior Notes due 2036 (the “2036 Senior Notes” and, together with the 2031 Senior Notes, the “Senior Notes”). The 2031 Senior Notes and the 2036 Senior Notes are each sometimes referred to herein as a “series” of Senior Notes. The Subsidiary Guarantors are providing guarantees of each series of Senior Notes (the “Guarantees” and, together with the Senior Notes, the “Securities”). The Securities are to be issued under that certain Indenture, dated February 5, 2026 (the “Base Indenture”), between the Company and U.S. Bank Trust Company, National Association, as trustee (the “Trustee”), as supplemented by the First Supplemental Indenture, dated February 20, 2026, among the Company, the Guarantors and the Trustee (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”). The Securities are to be sold by the Company and the Subsidiary Guarantors pursuant to an underwriting agreement, dated as of February 10, 2026 (the “Underwriting Agreement”), among the Company, the Subsidiary Guarantors and J.P. Morgan Securities LLC, BofA Securities, Inc., Truist Securities, Inc. and U.S. Bancorp Investments, Inc., as representatives of the several underwriters named therein. We refer herein to the Subsidiary Guarantors listed on Annex A hereto, each of which is formed or organized under the laws of the State of Delaware, as the “Specified Subsidiary Guarantors.”

Sidley Austin LLP is a limited liability partnership practicing in affiliation with other Sidley Austin partnerships.

PulteGroup, Inc.

February 20, 2026

This opinion letter is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

We have examined and relied upon (i) the Registration Statement and the exhibits thereto, (ii) the Company’s prospectus, dated February 5, 2026 (the “Base Prospectus”), (iii) the Company’s prospectus supplement, dated February 10, 2026, supplementing the Base Prospectus and relating to the Securities, (iv) the Indenture, (v) the forms of certificates in global form evidencing each series of Senior Notes, (vi) the Underwriting Agreement, (vii) the certificate of incorporation and bylaws, certificate of formation and limited liability company agreement or certificate of limited partnership and limited partnership agreement, as the case may be, of each Specified Subsidiary Guarantor and (viii) the resolutions adopted by the board of directors, board of managers or general partner of the Specified Subsidiary Guarantors, in each case, relating to the Registration Statement, the Indenture, the Underwriting Agreement and the Guarantees. We have also examined originals, or copies of originals certified to our satisfaction, of such agreements, documents, certificates and statements of the Company and each of the Specified Subsidiary Guarantors, and have examined such questions of law, as we have considered relevant and necessary as a basis for this opinion letter. We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of all persons and the conformity with the original documents of any copies thereof submitted to us for examination. As to facts relevant to the opinion expressed herein, we have relied without independent investigation or verification upon, and assumed the accuracy and completeness of, certificates, letters and oral and written statements and representations of public officials and officers and other representatives of the Company and the Specified Subsidiary Guarantors.

Based on and subject to the foregoing and the other limitations, qualifications and assumptions set forth herein, we are of the opinion that the Senior Notes will constitute valid and binding obligations of the Company, and the Guarantees of each series of Senior Notes set forth in the Indenture will constitute valid and binding obligations of each Subsidiary Guarantor, in each case, when the Supplemental Indenture is duly executed and delivered by the parties thereto and the Senior Notes are duly executed by a duly authorized officer of the Company and duly authenticated by the Trustee, all in accordance with the provisions of the Indenture, and the Senior Notes are duly delivered to the purchasers thereof against payment of the agreed consideration therefor in accordance with the Underwriting Agreement.

Our opinion is subject to bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, fraudulent transfer and other similar laws relating to or affecting creditors’ rights generally and to general equitable principles (regardless of whether considered in a proceeding in equity or at law), including concepts of commercial reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, in each case, whether by operation of law, contract, judicial or regulatory action or otherwise.

PulteGroup, Inc.

February 20, 2026

With respect to each instrument or agreement referred to in or otherwise relevant to the opinion set forth herein (each, an “Instrument”), we have assumed, to the extent relevant to the opinion set forth herein, that: (i) each party to such Instrument (if not a natural person) was duly organized or formed, as the case may be, and at all relevant times was, is and will be validly existing and in good standing under the laws of its jurisdiction of organization or formation, as the case may be, and at all relevant times had, has and will have full right, power and authority to execute, deliver and perform its obligations under such Instrument; (ii) such Instrument has been duly authorized, executed and delivered by each party thereto; and (iii) such Instrument at all relevant times was, is and will be a valid, binding and enforceable agreement or obligation, as the case may be, of each party thereto; provided that we make no assumption in clause (iii) insofar as such assumption relates to the Company or any Subsidiary Guarantor and is expressly covered by our opinion set forth herein.

This opinion letter is limited to the General Corporation Law of the State of Delaware, the Limited Liability Company Act of the State of Delaware, the Revised Uniform Limited Partnership Act of the State of Delaware and the laws of the State of New York (excluding the securities laws of the State of New York). We express no opinion as to the laws, rules or regulations of any other jurisdiction, including, without limitation, the federal laws of the United States of America, the laws of the State of Michigan or any state securities or blue sky laws.

We hereby consent to the filing of this opinion letter as an exhibit to the Company’s Current Report on Form 8-K to be filed with the SEC on the date hereof, which Form 8-K will be incorporated by reference into the Registration Statement, and to all references to our Firm included in or made a part of the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ Sidley Austin LLP

ANNEX A

SPECIFIED SUBSIDIARY GUARANTORS

Del Webb Corporation

DiVosta Homes, L.P.

PH Oakwood Trails, LLC